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                       ON DELOITTE & TOUCHE LLP LETTERHEAD
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April 4, 2003





Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, NW
Washington, DC 20549

Dear Sir/Madam:

We have read Item 4 of Westbank Corporation's Form 8-K dated April 4, 2003 and we agree with the statements made therein.

Yours truly,



/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP